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ProPetro Acquires Silvertip
Creating a Leading Completions-Focused Oilfield Services Company

Highly Complementary Service Offerings Create Significant Cross-Selling Opportunities Across Combined Blue-Chip Customer Base

Transaction Expected to Be Meaningfully Accretive to ProPetro Across All Financial Metrics

ProPetro to Host Conference Call November 2, 2022, at 8:00 a.m. CT
to Discuss Transaction and Third Quarter 2022 Results

MIDLAND, Texas – November 1, 2022 – ProPetro Holding Corp. ("ProPetro" or the “Company”) (NYSE: PUMP), an oilfield services company providing completions services to upstream oil and gas companies, today announced it has acquired Silvertip Completion Services Operating, LLC ("Silvertip"), a provider of wireline perforating and pumpdown services solely in the Permian Basin, creating a leading completions-focused oilfield services company headquartered in the Permian Basin. The transaction consideration consisted of the issuance of 10.1 million shares of ProPetro common stock, $30 million of cash, the payoff of approximately $7 million of assumed debt, and certain other transaction costs, subject to customary post-closing adjustments, which implies a value of $150 million based upon a 15-day volume weighted average price ("VWAP") of ProPetro’s stock price as of October 27, 2022.

Headquartered in Midland, Texas, Silvertip owns and operates 23 wireline units and a best-in-class pumpdown fleet. Silvertip provides operators with efficient wireline and pumpdown services including logging, perforating, and pressure control, while showcasing its culture of data-driven decision-making, and established track record of safety.

Sam Sledge, Chief Executive Officer of ProPetro, commented, “This acquisition represents another important step for ProPetro, advancing our strategy of pursuing accretive growth opportunities that expand our margins and increase free cash flow generation to create a stronger, more resilient and more diversified company. With our highly complementary service offerings including Silvertip’s premier wireline franchise, strong cash flow metrics, and blue-chip customer relationships, ProPetro is now well-positioned to execute on cross-selling opportunities, while accelerating our ability to achieve our financial growth targets through a more integrated and diversified service offering. We are excited to welcome the Silvertip team as we work to deliver best-in-class services for our customers through a more integrated and diverse service offering to aid us in unlocking meaningful value for our shareholders.”

Mike Wood, Co-Founder and President of Silvertip, commented, “We are excited to complete this transaction, which creates an organization that is well-positioned to serve our E&P customers with greater scale and efficiency. Combining ProPetro and Silvertip pairs the best-in-

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class Permian hydraulic fracturing and cementing company with one of the largest Permian wireline companies. As part of a larger, more diversified and well-capitalized company, our wireline-focused business will have the resources and support to accelerate earnings, share best practices and benefit from ProPetro’s deep completions experience and technical capabilities. Importantly, we believe this transaction is also in the best interest of our valued team members, who will benefit from expanded career opportunities and a well-aligned culture focused on safety and operational excellence. We look forward to working closely with ProPetro’s talented team here in Midland to realize the full potential of this combination.”

ProPetro management expects the acquisition of Silvertip to increase 2023 Adjusted EBITDA expectations by approximately $65 million to $75 million, while converting approximately 80% of that Adjusted EBITDA into free cash flow. Given its Adjusted EBITDA-to-cash flow conversion rate, which is double ProPetro’s approximately 40% Adjusted EBITDA-to-cash flow conversion rate, Silvertip will significantly enhance the free cash flow generation of ProPetro. The transaction is expected to be immediately accretive across all financial metrics. Such estimates are based on information currently available to ProPetro, depend on certain estimates and assumptions and are subject to change. Adjusted EBITDA and free cash flow are non-GAAP measures. See "Non-GAAP Measures" later in this release.

ProPetro will continue to analyze opportunities to prudently deploy capital towards value-enhancing growth opportunities along with investments in its frac fleet conversion strategy. In parallel, ProPetro intends to work towards reducing capital spending through operational efficiency and enhanced maintenance capabilities. ProPetro and Silvertip will share best practices for customer service and operational processes, leveraging their combined resources to enhance already strong partnerships and organizational agility.

Transaction Details

The Company acquired Silvertip for consideration of 10.1 million shares of ProPetro common stock, $30 million of cash, the payoff of $7 million of assumed debt, and certain other transaction costs, subject to customary post-closing adjustments, which implies a value of $150 million based upon a 15-day VWAP of ProPetro’s stock price as of October 27, 2022. On a fully-diluted basis, Silvertip's former shareholders now own approximately 9% of ProPetro.

In connection with the acquisition of Silvertip, the Company and New Silvertip Holdco, LLC, the direct parent of Silvertip (the “Seller”), entered into a Registration Rights and Lock-Up Agreement, dated November 1, 2022. Pursuant to such agreement, the Company agreed to file a registration statement as soon as practicable, but in any event within three business days of the closing of the acquisition. The Seller agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through

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swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of 90% of the shares comprising the Stock Consideration for specified periods of time ranging from six to eighteen months following the closing of the acquisition. The Seller and certain of its affiliates will also have the right to demand that the Company undertake an underwritten offering of shares comprising the Stock Consideration so long as the minimum market price of the shares to be included in the offering is $30 million, subject to certain other limitations. In addition, the Seller and certain of its affiliates will have certain “piggyback” rights if the Company or certain other holders of the Company’s common stock undertakes an underwritten offering, subject to customary cutbacks.

Additional details regarding the Silvertip transaction are available in the presentation posted today to ProPetro’s website, at https://ir.propetroservices.com, as well as in the Company’s filings with the Securities and Exchange Commission.

ProPetro Conference Call

In a separate press release issued today, ProPetro reported results for its third quarter of 2022 which is available on ProPetro’s website at https://ir.propetroservices.com.The Company will host a conference call tomorrow, November 2, 2022, at 8:00 AM Central Time to discuss these results. It will also discuss the Silvertip transaction at that time.

To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. The call will also be webcast on ProPetro’s website at https://ir.propetroservices.com.

A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 5206703.

Advisors

PPHB of Houston, Texas, served as financial advisor to ProPetro, and Vinson & Elkins LLP served as legal counsel. TPH & Co. served as financial advisor to Silvertip, and Latham & Watkins LLP served as legal counsel.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing completions services to leading upstream oil and gas companies engaged in the exploration and

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production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

About Silvertip

Silvertip Completion Services Operating, LLC, is a Midland, Texas-based oilfield services company that owns and operates 23 wireline units and a best-in-class pumpdown fleet. Silvertip has deep data collection capabilities, a culture of data-driven decision making and an established track record of safety, providing operators with efficient wireline and pumpdown services including logging, perforating and pressure control. The company was founded and funded by Silvertip management, CrownRock LP, and Lime Rock Partners.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs, as well as our ability to integrate the business of Silvertip and realize the expected benefits of the Silvertip acquisition. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, general economic conditions, including the impact of continued inflation and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially

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adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Non-GAAP Measures

This release contains certain measures that are not determined in accordance with GAAP, including Adjusted EBITDA and free cash flow. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization. We define free cash flow as net cash flow provided from operating activities less net cash used in investing activities. We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA or Free Cash Flow in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Due to the forward-looking nature of the non-GAAP measures presented in this release, reconciliations of the non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

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Investor Contacts:
David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-227-0864

Matt Augustine
Investor Relations
matt.augustine@propetroservices.com
432-848-0871